As filed with the Securities and Exchange Commission on July 25, 1996
                                Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                              MOVIEFONE, INC.
           (Exact name of registrant as specified in its charter)

                    Delaware               13-3757816
            (State of incorporation)
                                   (I.R.S. employer identification no.)

                            4 World Trade Center
                          New York, New York 10048
                               (212) 504-7442
            (Address of principal executive offices) (Zip code)

                              MOVIEFONE, INC.
                           1994 STOCK OPTION PLAN
                          (Full title of the Plan)

                             Andrew R. Jarecki
                            4 World Trade Center
                          New York, New York 10048
                               (212) 504-7442
(Name, address and telephone number, including area code, of agent for service)

                                 Copies to:

                         Gregory A. Fernicola, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                         New York, New York  10022
                               (212) 735-3000

                      CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------
                               Proposed         Proposed       Amount of
 Title of        Amount to     Maximum          Maximum        Registration
 Securities      be            Offering Price   Aggregate      Fee
 to be           Registered    Per Share (1)    Offering
 Registered                                     Price
- ------------------------------------------------------------------------------
Class A Common
Stock, par value
$.01 per share    361,694       $  3.19       $1,153,803.86      $   397.86
                   78,000          4.00          312,000.00          107.59
                  137,000          4.38          600,060.00          206.92
                   10,000          3.63           36,300.00           12.52
                  103,000          4.19          431,570.00          148.82
                   27,000         11.50          310,500.00          107.07
Total             183,306          4.00(2)       733,224.00          252.84
                _________                     _____________      __________
                  900,000                     $3,577,457.86       $1,233.62

(1)      Computed pursuant to Rule 457 (h)(1) under the
         Securities Act of 1933 (the "Securities Act").

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of the Class A
         Common Stock as reported on the the Nasdaq
         National Market as of July 22, 1996.


                              EXPLANATORY NOTE

               The Reoffer Prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers or resales of the Common Stock of MovieFone, Inc., a Delaware corporation (the"Company"), acquired by "affiliates" (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933) pursuant to the exercise of options under the Company's 1994 Stock Option Plan.


                 SUBJECT TO COMPLETION, DATED JULY 25, 1996

                             REOFFER PROSPECTUS

                              MOVIEFONE, INC.

                   505,194 SHARES OF CLASS A COMMON STOCK

          This Reoffer Prospectus (the "Prospectus") is being used in connection with the offering by certain selling stockholders (the "Selling Stockholders") of MovieFone, Inc. (the "Company") who may be deemed "affiliates" of the Company (as such term is defined in Section 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")) of shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Company, which may be acquired by them and are available to be resold by them pursuant to the Company's 1994 Stock Option Plan (the "Plan").

          The Selling Stockholders may offer to sell the Common Stock covered by this Prospectus, from time to time, in one or more transactions, at prices and upon terms then obtainable on the Nasdaq National Market, in negotiated transactions, in a combination of any such methods of sale, or otherwise.

          The Company will not receive any of the proceeds from the sales of the Common Stock. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

           The Common Stock is listed on the Nasdaq National Market
                        under the trading symbol "MOFN".
                            ____________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ____________________

            The date of this Reoffer Prospectus is July 25, 1996


                             TABLE OF CONTENTS

     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . 2

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . 2

     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . 4

     SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . 4

     PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . 5

     LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . 6

     EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                           AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its stockholders, which will include financial statements audited by its independent accountants, and such other reports as it may determine to furnish or as required by law, including Sections 13 and 15(d) of the Exchange Act. Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

               The Company has filed a registration statement (the "Registration Statement") on Form S-8 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents have been filed with the Commission and are incorporated herein by reference:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 containing audited financial statements for the fiscal year ended December 31, 1995 (File No. 0-23600).

               (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (File No. 0-23600).

               (3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-23600).

               (4) The Company's Registration Statement on Form S-1 (File No. 33-76062).

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Adam H. Slutsky, MovieFone, Inc., 4 World Trade Center, New York, New York 10048 (telephone (212) 504-7442).

                                  GENERAL

               The Company is the leading provider of interactive telephone advertising, information, and teleticketing services to the motion picture industry and moviegoers through its interactive telephone movie guide ("MovieFone"). MovieFone, commonly known by its trademark telephone numbers such as 777-FILM , provides moviegoers with movie listings for approximately 10,000 movie screens (representing more than 95 percent of the total movie screens in the Company's markets and approximately 35 percent of the total screens in the United States) and the ability to purchase tickets in advance by credit card for approximately 1,830 of these screens (approximately 19 percent of the total screens served by MovieFone). The Company currently operates in 27 markets: New York, Los Angeles, San Francisco, Boston, Chicago, Dallas/Ft. Worth, Miami, Denver, Philadelphia, San Diego, Houston, Cleveland, Washington, D.C., Atlanta, Palm Springs, Santa Barbara, Minneapolis/St. Paul, Sacramento, Seattle, Tampa/St. Petersburg, Orlando, Phoenix, Detroit, Las Vegas, Kansas City, Cincinnati and its first international market, Toronto. The Company also provides "Private Label" MovieFone systems for individual theater chains. During the year ended December 31, 1995, the Company received approximately 45.0 million MovieFone calls and sold approximately 2.2 million tickets via teleticketing.

               At the beginning of each call, MovieFone callers hear a 20-second advertisement for an upcoming movie (the "Feature Billboard"), after which they access movie listings by selecting a movie and theater using the buttons on their touch-tone telephone. MovieFone provides these listings free of charge and, for a $1.00 to $1.50 fee, offers callers the opportunity to purchase tickets in advance, thereby avoiding ticket-buyers lines and the disappointment of being turned away from a sold-out show. The Feature Billboard advertisement, which the Company sells primarily to motion picture studios on a per-call basis, provides these advertisers with a highly-targeted medium for marketing their movies, with the added benefit that it is linked to a direct ticket-selling mechanism.

               The Company's primary sources of revenue include (i) telephone-based advertising sales and promotional services on MovieFone to motion picture studios and other advertisers ($5.1 million, $4.1 million, and $2.4 million in 1995, 1994 and 1993 respectively), (ii) sponsorships and other promotional services to local media and credit card companies ($3.7 million, $2.1 million, and $1.1 million in 1995, 1994 and 1993, respectively) and (iii) service fees for movie tickets sold to the public via MovieFone's teleticketing service ($2.1 million, $1.9 million and $1.1 million in 1995, 1994 and 1993, respectively).

               The Company was incorporated in Delaware in March 1994 for the purpose of acquiring PromoFone, a California corporation ("PromoFone"), and The Teleticketing Company, L.P., a Delaware limited partnership ("The Teleticketing Company"). Immediately prior to the consummation of the Company's initial public offering on May 13, 1994, each of the security holders of PromoFone and each of the partners of The Teleticketing Company transferred their respective ownership interests in PromoFone (including options to purchase common stock of PromoFone) and The Teleticketing Company to the Company in exchange for shares of the Company's Class A and Class B Common Stock (and options to purchase the Company's Class A Common Stock) (the "Reorganization"). As a result of the Reorganization, PromoFone and The Teleticketing Company became wholly-owned by the Company. PromoFone was formed in 1989 and has provided MovieFone services since that time, and teleticketing services from April 1991 to March 1992. The Teleticketing Company was formed in March 1992 at which time it commenced providing the teleticketing services now being provided by the Company.

               The principal executive offices of the Company are located at 4 World Trade Center, New York, New York 10048, and the Company's telephone number is (212) 504-7442.

               The shares of Common Stock offered hereby will be acquired by the Selling Stockholders pursuant to the Plan and will be sold for the account of the Selling Stockholders.

               Prospective purchasers should carefully consider the risks of investing in the Common Stock. Prospective purchasers of the Common Stock are referred to the Company's Registration Statement on Form S-1 (File No. 33-76062) and incorporated by reference into this Reoffer Prospectus, which contains a description of the risks of investing in the Common Stock.

                              USE OF PROCEEDS

               All of the shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any proceeds from sales of Common Stock by the Selling Stockholders.

                            SELLING STOCKHOLDERS

               The following table sets forth: (i) the name and position of each of the Selling Stockholders as of the date of this Prospectus; (ii) the number of shares of Common Stock owned by each Selling Stockholder as of June 30, 1996; (iii) the number of shares of Common Stock covered by this Prospectus; and (iv) the amount and the percentage of the Common Stock to be owned by each Selling Stockholder after completion of this offering, assuming the sale of all shares of Common Stock covered by this Prospectus.


                                                       Shares Owned
                                                       After Offering
                                                       --------------
                                 Shares
                               Owned as of
                             June 30, 1996      Shares             Percen-
       Name and Position          (1)          Offered     Number   tage
      __________________     ______________   _________   ________  ________
      Andrew R. Jarecki      1,438,199 (2)    30,429 (2) 1,407,780   24.8
       Chief Executive
       Officer

      Adam M. Slutsky          280,002        174,722      105,280    1.8
       Chief Financial
       Officer and
       Chief Operating
       Officer

      J. Russell               301,534        105,429      196,105    3.4
      Leatherman
        President

      John Ventura              43,500         43,500         0        *
       Sr. Vice
      President,
       Theater Systems

      Marc S. Hollander         30,073         28,823        1,250     *
        Vice President,
      Computer
         Systems

      Robert Gukeisen          416,639         24,429      392,210    6.9
        Vice President,
        Systems
      Development

      Thomas A. Jarecki        188,996         34,646      154,350    2.7
        Vice President,
      Director of
        Operations

      Shlomo Sudry              24,216         24,216         0        *
       Vice President,
      Theater
       Systems
      Development

      Mark N. Kaplan            15,000         13,000        2,000     *
        Director

      George H.                 35,260         13,000       22,260     *
      McLaughlin
        Director

      Strauss Zelnick           20,500         13,000        7,500     *
        Director

     ______________
     *   less than 1%
     (1) Includes shares of Common Stock underlying options granted to the Selling Stockholders under the Company's 1994 Stock Option Plan, whether or not exercisable as of, or within 60 days of June 30, 1996.

     (2) Includes 1,407,770 shares held by the The Timber Acres Trust
         II. Mr. Jarecki and Mr. Eugene Eliasoph, as co-trustees of this trust (the beneficiaries of which are Mr. Jarecki and his lineal descendants), share investment and voting control with respect to these shares.

               The preceding table reflects all Selling Stockholders who are eligible to reoffer and resell Common Stock, whether or not they have a present intent to do so. There is no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder. The inclusion in the foregoing table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.

               This Prospectus may be amended or supplemented from time to time to add or delete Selling Stockholders.

                            PLAN OF DISTRIBUTION

               The shares of Common Stock being sold by the Selling Stockholders are for their own accounts. The Company will not receive any of the proceeds from such sales of the Common Stock.

               The distribution of the Common Stock by the Selling Stockholders may be effected from time to time, in one or more transactions, at prices and upon terms then obtainable on the Nasdaq National Market, at prices related to the prevailing market prices, at negotiated prices or otherwise. In the event that one or more brokers or dealers sells Common Stock it may do so by purchasing Common Stock as principal or by selling the Common Stock as agent. If sales are made through brokers or dealers, commissions and fees will be paid accordingly by the Selling Stockholders.

                               LEGAL MATTERS

               The legality of the Common Stock in respect of which this Prospectus is being delivered will be passed on for the Company by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Mark N. Kaplan, a partner of Skadden, Arps, Slate, Meagher & Flom, has been a Director of the Company since March 1994 and holds 2,000 shares of Common Stock and options to purchase 13,000 shares of Common Stock.

                                  EXPERTS

               The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                              MOVIEFONE, INC.

                  505,194 SHARES OF CLASS A COMMON STOCK



                                 PROSPECTUS



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

               The information called for by Part I of Form S-8 is currently included in the prospectus, dated July 25, 1996 (the "Plan Prospectus"), which is to be distributed to participants in the 1994 Stock Option Plan.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, pursuant to the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference in this registration statement.

               1. The Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1995 containing audited financial statements for the fiscal year ended December 31, 1995 (File No. 0-23600).

               2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (File No. 0-23600).

               3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-23600).

               4. The Company's Registration Statement on Form S-1 (File No. 33-76062).

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.    DESCRIPTION OF SECURITIES

               Not Applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Company's By-Laws and Certificate of Incorporation provide that the Company shall, as the Board of Directors determine from time to time to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorney's fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

               Additionally, the Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

               The Company's 1994 Stock Option Plan provides that no member of the Board of Directors or the committee thereof that administers such plan shall be liable for any action taken or determination made in good faith with respect to such plan.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

     ITEM 8.   EXHIBITS.

               4.1  Certificate of Incorporation of the Company
                    (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-76062)).


               4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration
                    Statement on Form S-1 (File No. 33-76062)).

               4.3  Specimen of Class A Common Stock Certificate
                    (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 33-76062)).

               4.4 1994 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration
                    Statement on Form S-1 (File No. 33-76062)).

               4.5 Amendment Number One to the MovieFone, Inc. 1994 Stock Option Plan (incorporated by reference to Exhibit A to the Company's 1996 Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (File No. 0-23600)).

               4.6  Form of Stock Option Agreement.

               5 Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the securities being registered.

               23.1 Consent of Skadden, Arps, Slate, Meagher & Flom
                    (included in its opinion filed as Exhibit 5).

               23.2 Consent of Deloitte & Touche LLP, independent
                    auditors.

               24 Powers of Attorney (included on the signature page of this Registration Statement).

     ITEM 9.   REQUIRED UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               A. 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         a.  To include any prospectus required
          by Section 10(a)(3) of the Securities Act;

                         b.  To reflect in the prospectus any
          facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         c.  To include any material information
          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd of July, 1996.

                                      MOVIEFONE, INC.

                                      By: /s/ Andrew R. Jarecki
                                           Name:   Andrew R. Jarecki
                                           Title:    Chief Executive Officer

               KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andrew R. Jarecki and Adam H. Slutsky, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            NAME                    TITLE                   DATE

     /s/ Dr. Henry G. Jarecki   Chairman of the          July 23, 1996
     Dr. Henry G. Jarecki       Board of Directors


     /s/ Andrew R. Jarecki      Chief Executive          July 23, 1996
     Andrew R. Jarecki          Officer (principal
                                executive officer);
                                Director

     /s/ Adam H. Slutsky        Chief Operating          July 23, 1996
     Adam H. Slutsky            Officer and Chief
                                Financial Officer
                                (principal financial
                                and accounting
                                officer); Director

     /s/ Mark N. Kaplan         Director                 July 23, 1996
     Mark N. Kaplan


                               EXHIBIT INDEX

     Exhibit No.   Description of Exhibit                  Page No.

     4.1           Certificate of Incorporation of the
                   Company (incorporated by reference
                   to Exhibit 3.1 to the Company's
                   Registration Statement on Form S-1
                   (File No. 33-76062)).

     4.2           By-Laws of the Company (incorporated
                   by reference to Exhibit 3.2 to the
                   Company's Registration Statement on
                   Form S-1 (File No. 33-76062)).

     4.3           Specimen of Class A Common Stock
                   Certificate (incorporated by
                   reference to Exhibit 4.1 to the
                   Company's Registration Statement on
                   Form S-1 (File No. 33-76062)).

     4.4           1994 Stock Option Plan (incorporated
                   by reference to Exhibit 10.1 to the
                   Company's Registration Statement on
                   Form S-1 (File No. 33-76062)).

     4.5           Amendment Number One to the
                   MovieFone, Inc. 1994 Stock Option
                   Plan (incorporated by reference to
                   the Company's 1996 Proxy Statement
                   pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934
                   (File No. 0-23600)).

     4.6           Form of Stock Option Agreement.

     5             Opinion of Skadden, Arps, Slate,
                   Meagher & Flom regarding the
                   legality of the securities being
                   registered.

     23.1          Consent of Skadden, Arps, Slate,
                   Meagher & Flom (included in its
                   opinion filed as Exhibit 5).

     23.2          Consent of Deloitte & Touche LLP,
                   independent auditors.

     24            Powers of Attorney (included on the
                   signature page of this Registration
                   Statement).